  Exhibit 5.1

May 24, 2019

SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, FL 32608

RE:           Registration Statement on Form S-3 of SharpSpring, Inc.

Ladies and Gentlemen:

This opinion is furnished to you in connection with your filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of resales of up to 2,054,948 shares (the “Shares”) of Common Stock, $0.001 par value, of SharpSpring, Inc., a Delaware corporation (the “Company”) by the selling security holders listed therein.

In our capacity as counsel to the Company in connection herewith, we have examined (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date; (iii) certain resolutions of the Company’s Board of Directors; (iv) certain corporate documents and records, certificates of public officials and certificates of officers of the Company; and (v) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion. In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement and the prospectus constituting a part thereof.

Very truly yours,

/s/ Godfrey & Kahn, S.C.,

GODFREY & KAHN, S.C.